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                                                                   Exhibit 10.69


                               GENTA INCORPORATED
                           1998 STOCK INCENTIVE PLAN

                   AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT

     AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT (this "Amendment Agreement"), dated as of December 1, 1999, to the Stock Option Agreement, dated as of May 28, 1998 (the "Original Agreement") between GENTA INCORPORATED, a Delaware corporation (the "Company"), and Dr. Kenneth G. Kasses (the "Optionee"). Capitalized terms used here without definition shall have the meanings ascribed thereto in the Company's 1998 Stock Incentive Plan (the "Plan"). Except as specifically amended by this Amendment Agreement, the Original Agreement shall remain in full force and effect and be fully applicable with respect all options referred to herein.

     Pursuant to the Original Agreement, the Optionee received stock options (the "Options") to purchase 2,236,263 shares of common stock of the Company, $.001 par value per share (the "Common Stock"), at an initial exercise price of $0.94375 per share. As of November 30, 1999, 1,118,131 of the Options had not yet vested.

     This Amendment Agreement is being entered into pursuant to a letter agreement, dated as of the date hereof (the "Letter Agreement"), between Optionee and the Company, and pursuant to Section 3.1.3 of the Plan.

     Notwithstanding anything else contained in this Amendment Agreement to the contrary, the 1,118,131 options (the "Original Options") already vested as of November 30, 1999 under the Letter Agreement shall not be altered in any way.

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     In consideration of the foregoing and of the mutual undertakings set forth in this Amendment Agreement and the Letter Agreement, the Company and the Optionee agree as follows:

     SECTION 1. Exercisability.

     (a) Subject to the further terms of this Amendment Agreement, the Optionee shall immediately return to the Company 618,130 of the options not yet vested as of November 30, 1999. Such options shall be treated for all purposes as if such options had never been issued. The remaining 500,000 options (the "Remaining Options") shall be fully vested as of November 30, 2000, but shall be subject to the restrictions set forth in Section 1(b).

     (b) If the Optionee (i) remains a consultant to the Company, (ii) remains a member of the Board of Directors of the Company or (iii) voluntarily resigns as a Director or consultant, then the Optionee shall not sell any shares acquired upon exercise of the Original Options or the Remaining Options until March 1, 2001.

     SECTION 2. Termination.

     Section 4 of the Original Agreement is hereby amended to provide that the Original Options shall terminate and expire on the earlier of (x) May 28, 2008 and (y) the expiration of two years after the first date on which Optionee is neither a consultant to, nor member of the Board of Directors of, the Company. The Remaining Options shall also expire on the same date.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment
Agreement as of the date and year first written above.


                         GENTA INCORPORATED


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                            Name: Dr. Mark C. Rogers
                            Title: Chairman


                         OPTIONEE


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                            Kenneth G. Kasses, Ph.D.
                              41353 North 106 Street
                              Scottsdale Arizona



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                            Social Security Number



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